EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                        INDEX DEVELOPMENT PARTNERS, INC.


Subsidiary                                                 State of Organization
----------                                                 ---------------------
WisdomTree Capital Management, Inc.                        New York